Exhibit 99.1

Contact:	Thomas Coughlin, President & CEO Thomas Keating, CFO (201) 823-0700

BCB Bancorp, Inc. Completes Acquisition of IA Bancorp, Inc.

BAYONNE, N.J., April 17, 2018 -- BCB Bancorp, Inc. (the “Company”), Bayonne, NJ (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today announced that it had completed the acquisition of IA Bancorp, Inc. and its wholly-owned subsidiary, Indus-American Bank, of Edison, New Jersey. Indus-American Bank has been merged with and into the Bank. Pursuant to the previously announced terms of the merger, the stockholders of IA Bancorp are receiving an aggregate of $2.55 million in cash and 631,994 shares of the Company’s common stock. As of the closing date, the combined company has approximately $2.31 billion in assets and 28 branches in New Jersey and New York.

“We are pleased to announce the completion of the merger and to welcome IA Bancorp’s shareholders, customers and employees as part of the BCB Community Bank team,” stated Thomas Coughlin, President and Chief Executive Officer of the Company. “This strategic combination is an exciting step forward, providing the opportunity to deploy our community bank model throughout a strengthened presence in New Jersey and New York. We will continue Indus-American Bank’s commitment of service to its customers and communities. The existing Indus-American branches will operate and be known as “BCB-Indus-American Bank, a division of BCB Community Bank,” in recognition of the strong identity forged over the years by Indus-American Bank. In addition, the combination is expected to result in considerable operating synergies and provide significant benefits to our expanded group of clients, communities, shareholders and employees.”

“This combination allows us to partner with a strong community bank that is focused on providing great customer service, a deep commitment to the communities where it operates, and an excellent environment for employees,” said Anil Bansal, Chairman of the Board of Directors of IA Bancorp. “We look forward to working with the management team at the Bank to better serve our customers and to become the bank of choice in our markets.”

Indus-American Bank was founded primarily to meet the banking needs of the South Asian-American community. BCB-Indus-American Bank, a division of BCB Community Bank, will continue to specialize in core business banking products for small- to medium-sized companies, with an emphasis on real estate-based lending.

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has 25 branch offices in Bayonne, Carteret, Colonia, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lodi, Lyndhurst, Maplewood, Monroe Township, Parsippany, Plainsboro, Rutherford, South Orange, Union, and Woodbridge, New Jersey, three branches in Hicksville and Staten Island, New York, and a loan production office in Manhattan. The Bank provides business and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Indus-American Bank business or fully realizing cost savings and other benefits of the Merger; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BCB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and actions of governmental agencies and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Transmitted on Globe Newswire on April 17, 2018 at 5:00 PM Eastern Time.